UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2006

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive agreement.

On December 15, 2006, CryoLife, Inc. (“CryoLife”) entered into an exchange and service agreement with Regeneration Technologies, Inc., a Delaware corporation, RTI Donor Services, Inc., f/k/a U.S. Allograft Network, Inc., a Delaware not-for-profit corporation, and Regeneration Technologies, Inc. - Cardiovascular, an Alabama corporation (collectively, “RTI”), respecting procurement, processing, and distribution activities for cardiovascular and vascular tissue processed and distributed by RTI and orthopedic tissue for the knee processed and distributed by CryoLife. A copy of the press release announcing the agreement dated December 19, 2006 is attached as Exhibit 99.1 hereto.

According to the exchange and service agreement, CryoLife will cease accepting for processing donated human orthopedic tissue for the knee on January 1, 2007 and will work to transition existing arrangements for recovery of human orthopedic tissue for the knee to RTI. Likewise on January 1, 2007, RTI will cease accepting donated human cardiovascular and vascular tissues for processing and will work to transition its arrangements for recovery of these tissues to CryoLife. Certain physical assets relating to the tissues that are the subject of the agreement will also be transferred between the parties. No cash was exchanged in the transaction.

CryoLife will continue to distribute its existing orthopedic tissue for the knee inventory, and RTI will continue to distribute its existing cardiovascular and vascular tissue inventory, through June 30, 2008. After that date, CryoLife will become entitled to distribute RTI’s remaining cardiovascular and vascular tissue inventory, and RTI will become entitled to distribute CryoLife’s remaining orthopedic tissue for the knee inventory, for a fee. Under the Exchange and Service Agreement, from July 1, 2008 through December 31, 2016, except as set forth above, CryoLife has agreed not to market or solicit orders for certain human orthopedic tissues for the knee and RTI has agreed not to market or solicit orders for human cardiac and vascular tissues.

The agreement also provides for a non-exclusive license of technology from CryoLife to RTI, and contains customary provisions regarding indemnification and confidentiality.

Section 8 Other Events

Item 8.01 Other Events.

On December 20, 2006, CryoLife issued a press release announcing that it expects, as a result of the exchange and service agreement, an economic benefit of up to $2 million on an annual basis, beginning in calendar year 2007. CryoLife hereby incorporates by reference herein the information set forth in its Press Release dated December 20, 2006, a copy of which is attached hereto as Exhibit 99.2. Except as otherwise provided in the press release, the press release speaks only as of the date of such press release and it shall not create any implication that the affairs of CryoLife have continued unchanged since such date.

Except for the historical information contained in this report, the statements made by CryoLife are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. CryoLife’s future financial performance could differ significantly from the expectations of management and from results expressed or implied in the press releases filed as exhibits hereto. Please refer to the last paragraph of the press releases for further discussion about forward-looking statements. For further information on risk factors, please refer to the “Risk Factors” contained in CryoLife’s Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (“SEC”) and any subsequent SEC filings. CryoLife disclaims any obligation or duty to update or modify these forward-looking statements.

Section 9 Financial Statements and Exhibits

Item 9.01(d)  Exhibits.

(a) Financial Statements.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated December 19, 2006

99.2	Press release dated December 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: December 20, 2006	By: /s/ D. Ashley Lee
Name: D. Ashley Lee
Title: Executive Vice President, Chief
Operating Officer and Chief Financial Officer